UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 3, 2019

(Date of earliest event reported)

Wells Fargo Commercial Mortgage Trust 2016-NXS6

(Central Index Key Number of issuing entity: 0001683489)

(Exact name of issuing entity)

Natixis Real Estate Capital LLC

(Central Index Key Number of sponsor: 0001542256)

(Exact name of sponsor as specified in its charter)

Argentic Real Estate Finance LLC (formerly known as Silverpeak Real Estate Finance LLC)

(Central Index Key Number of sponsor: 0001624053)

 (Exact name of sponsor as specified in its charter)

UBS AG

(Central Index Key Number of sponsor: 0001685185)

 (Exact name of sponsor as specified in its charter)

Wells Fargo Bank, National Association

(Central Index Key Number of sponsor: 0000740906)

(Exact name of sponsor as specified in its charter)

Wells Fargo Commercial Mortgage Securities, Inc.

(Central Index Key Number of registrant: 0000850779)

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

333-206677-09

(Commission File No.)

56-1643598

(IRS Employer Identification No.)

301 South College Street

Charlotte, North Carolina

(Address of principal executive offices)

28288

(Zip Code)

Registrant’s telephone number, including area code   (704) 374-6161

Not Applicable

              (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 6 - Asset-Backed Securities

Item 6.02. Change of Servicer or Trustee.

Effective September 3, 2019, pursuant to Section 7.01 of the Pooling and Servicing Agreement, dated as of December 1, 2016, relating to CSMC 2016-NXSR Commercial Mortgage Trust, out of which the Novo Nordisk Mortgage Loan (9.7% of the initial principal balance of the mortgage pool) and the Rentar Plaza Mortgage Loan (7.9% of the initial principal balance of the mortgage pool) are being serviced, C-III Asset Management LLC (“C-III”), a Delaware limited liability company, has been appointed the special servicer.  C-III replaces Torchlight Loan Services, LLC, which effective the same date was terminated as special servicer by the directing certificateholder for CSMC 2016-NXSR Commercial Mortgage Trust pursuant to Section 7.01(d) of such pooling and servicing agreement. The principal executive offices of C-III are located at 5221 N. O’Connor Blvd., Suite 800, Irving, Texas 75039.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Fargo Commercial Mortgage Securities, Inc.
(Registrant)
Date: September 3, 2019
	By:	/s/ Anthony J. Sfarra
Name: Anthony J. Sfarra
Title: Managing Director